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                                                                    EXHIBIT 4.2



                     RULES OF THE GENEVA TECHNOLOGY LIMITED

                       UNAPPROVED SHARE OPTION SCHEME 1998



               ADOPTED BY THE BOARD OF DIRECTORS ON 17 APRIL 1998
                   (AS AMENDED BY RESOLUTIONS OF THE BOARD OF
              DIRECTORS ON 21 AUGUST 1998, 11 APRIL 2000, 13 MARCH,
                             2001 AND 28 JUNE, 2001)




                                   Version 1.5



                            Geneva Technology Limited
                             Cambourne Business Park
                                    Cambourne
                                    Cambridge
                                     CB3 6DN


Synopsis:            This documents the rules of the company's unapproved share option scheme

Author:              John Martyn

Reviewers:           Board

Date:                28 June, 2001


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CONTENTS


1. DEFINITIONS................................................................3

2. GRANT OF OPTIONS...........................................................4

3. LIMITATION OF THE SCHEME...................................................6

4. LAPSE OF OPTIONS...........................................................6

5. EXERCISE OF OPTIONS - SPECIAL CASES........................................7

6. EXERCISE OF OPTIONS - GENERAL..............................................7

7. MANNER OF EXERCISE OF OPTIONS..............................................8

8. REORGANISATION OF SHARE CAPITAL............................................8

9. CHANGE OF CONTROL ETC......................................................9

10. ADMINISTRATION AND AMENDMENT.............................................11


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                            GENEVA TECHNOLOGY LIMITED

                                    RULES OF

                          THE GENEVA TECHNOLOGY LIMITED

                       UNAPPROVED SHARE OPTION SCHEME 1998



1.       DEFINITIONS

1.1 In these rules, the following words and expressions shall have the following meanings if not inconsistent with the subject or context:


         "Auditors"                the auditors for the time being of the
                                   Company.

         "Company"                 GENEVA TECHNOLOGY LIMITED.

         "Control"                 bears the same meaning as that term
                                   has in section 840 Taxes Act 1988.

         "Date of Grant"           the date on which the Directors grant an
                                   option in accordance with the terms of
                                   rule 2.4.

         "Directors"               the board of directors for
                                   the time being of the Company or a duly
                                   constituted committee thereof.

         "Drag Along Date"         The meaning given to that term by the letter
                                   from the Company and Convergys Corporation to all holders of options under the Scheme in connection with the Qualifying Offer describing amendments to the Scheme.

         "Eligible                 any employee (including an executive
          Employee"                director) in the Employment of any company
                                   within the Group.

         "Employment"              employment by the Company and/or any
                                   Subsidiary on terms requiring the employee to devote to his/her duties not less than 5 hours per week (excluding meal breaks).

         "Exercise Price"          the amount payable per Share on the exercise
                                   of an Option which amount shall be
                                   determined by the Directors but shall not be less than the nominal value of a Share.

         "Group" the Company and its Subsidiary or Subsidiaries for the time being.

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         "Option"                  the right granted on any particular Date of
                                   Grant to acquire Shares in accordance with these rules.

         "Option holder"           an Eligible Employee or a former Eligible
                                   Employee who holds an Option which has
                                   neither been fully exercised nor ceased to be exercisable nor lapsed and where the context so permits the Option holder's personal representatives.

         "Parent"                  Convergys Corporation, an Ohio corporation.

         "Qualifying Offer"        the meaning given to that term by article 15
                                   of the Company's Articles of Association, as in force at 05 March 2001, with respect to an offer by Parent.

         "Scheme" this scheme in its present form subject to any amendment subsequently effected thereto in accordance with rule 10.

         "Share" with respect to Options for which notice of exercise is received by the Company on or after the Drag Along Date, shall mean a common share, without par value, in the capital of Parent, but provided that, should the Qualifying Offer made by Parent lapse, or fail to become unconditional no later than 01 July 2001, such term shall instead mean, for all purposes of the Scheme, a fully paid ordinary share in the capital of the Company (and for the avoidance of doubt, the meaning which applies on such lapse, or failure to become unconditional, shall apply to all Options for which notice of exercise is received by the Company on or after the Drag Along Date notwithstanding that such lapse or failure to become unconditional does not take place until after such notice of exercise is received); and with respect to Options for which notice of exercise is received by the Company on or prior to the Drag Along Date shall mean a fully paid ordinary share in the capital of the Company.

         "Subsidiary"             a company for the time being which is a
                                  Subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985 and is under the control of the Company as defined in Section 840 of the Income and Corporation
                                  Taxes Act 1988.

         "Unapproved"             not approved under Schedule 9 of the Income
                                  and Corporation Taxes Act 1988

1.2 In these rules, words importing the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

1.3 In these rules, any reference to a statutory provision shall be deemed to include that provision as the same may from time to time hereafter be amended or re-enacted.


2.       GRANT OF OPTIONS

2.1 The Directors may in their absolute discretion, select from amongst the Eligible Employees those who, on a particular occasion, are to be invited to apply for Options.

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2.2      Options shall be granted only to such Eligible Employees as the
         Directors shall from time to time determine. No Eligible Employee shall be entitled as of right to participate. The extent of any participation shall be determined by the Directors in their absolute discretion.

         2.2.1 The Directors shall give notice in writing to any Eligible Employee who they have determined shall be invited to apply for the grant of an Option and such notice shall specify

                  (i) the maximum number of Shares in respect of which the Eligible Employee may apply for an Option;

                  (ii)    the Exercise price per Share; and

                  (iii) the amount payable pursuant to rule 2.3 for the grant of an Option.

         2.2.2 The Directors shall be entitled to specify in any invitation given under rule 2.2.1 that:

                  (i) the Option proposed to be granted shall contain such objective conditions as the Directors may in their discretion think fit being conditions which must be fulfilled prior to exercise of the Option and which are specified in or by the invitation;

                  (ii) prior to specified dates the Option may not be exercised in full but may only, prior to such dates, be exercised as to specified proportions of the Shares comprised therein.

         2.2.3 Each such Eligible Employee shall be given a notice period from the date of the invitation during which he may apply for an Option. Any such application shall state the number of Shares in respect of which he wishes to be considered for an Option, which number shall not exceed the maximum of Shares specified in the invitation and shall be accompanied by the sum payable pursuant to rule 2.3.

         2.2.4 The receipt of an invitation by an Eligible Employee and any application by an Eligible Employee pursuant thereto shall confer no rights on the Eligible Employee.

2.3 The application by an Eligible Employee for an Option shall be accompanied by payment of (pound)1, which payment shall (unless the application is rejected) not be refundable and shall not be deemed to be a payment on account of the Exercise price. In the event of the Directors rejecting an Eligible Employee's application, the payment which accompanied such application will be returned to the employee.

2.4 If such Eligible Employee shall make an application for an Option, the Directors will consider such application and will, if they in their absolute discretion so decide, grant the Option. The Date of Grant shall be the date on which the Directors so decide to grant the Option. The terms of the option shall include:

         (i) the number of Shares in respect of which the Eligible Employee has been granted an Option; and

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         (ii)     the Exercise price per Share; and

         (iii) any objective conditions of exercise which must be fulfilled prior to exercise of the Option as may have been specified in or by the relative invitation; and

         (iv) a statement as to whether, prior to specified dates, the Option may not be exercised in full but may only prior to such dates be exercised as to specified proportions of the Shares comprised therein.

2.5 It shall be a condition of participation in the Scheme that in the event of the dismissal of an Option holder from Employment in circumstances which could give rise to a claim for wrongful or unfair dismissal he shall not become entitled to any damages or any additional damages by reason of any alteration consequent thereupon of the Option holder's rights or expectations under the Scheme.

2.6 An Option shall be personal to the Option holder and shall not be assignable and any purported assignment, charge, disposal or dealing with the rights and interests of the Option holder under the Scheme shall be void and the Option shall cease to be exercisable, save that the devolution of an Option on the death of an Option holder whilst in Employment (or within three months of the Option holder ceasing to be in Employment) shall entitle the Option holder's personal representatives to exercise the Option subject to any applicable provisions of these rules.

2.7 Each Option shall be evidenced by an Option certificate in such form (not inconsistent with the provisions of the Scheme) as the Directors may from time to time determine. An option certificate shall be issued by the Company to each Option holder as soon as practicable after an Option has been granted. If any such certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being provided as the Directors shall require.


3.       LIMITATION OF THE SCHEME

3.1      No Option may be granted under the Scheme on or after June 1, 2001.


4.       LAPSE OF OPTIONS

4.1 An option shall lapse (to the extent that it has not previously been exercised) upon the earliest to happen of the following:

         4.1.1    the expiry of seven years from its Date of Grant;

         4.1.2 immediately upon the making of a bankruptcy order against the Option holder;

         4.1.3 subject to rules 5.1, 5.2 and 5.3, immediately upon the Option Holder ceasing to be in Employment for any reason.

4.2 Where under any provision of these rules it is provided that an Option shall lapse, that Option shall cease to be exercisable thereafter notwithstanding any other provision of these rules.

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5.       EXERCISE OF OPTIONS - SPECIAL CASES

5.1 Where the holder of an unexercised Option ceases to be an Eligible Employee by reason of:

         5.1.1 injury or disability or redundancy (within the meaning of the Employment Rights Act 1996);

         5.1.2 retirement either on reaching the age of 65 or at any other age at which the holder is bound to retire in accordance with the terms his contract of employment;

         5.1.3 retirement before attaining the age of 65 with the consent of the Company or the relevant Subsidiary;

         5.1.4 a company ceasing to be under the control of the Company, or business or a part of a business being transferred to a person who is not a company within the Group;

         5.1.5    any other circumstances approved by the Directors
                  (provided that if such approval is not given within one month of cessation the Option shall lapse),

         any such Options may be exercised within 3 months of such cessation but shall lapse to the extent that it has not been exercised at the end of such period.

5.2 Where the holder of an unexercised Option ceases to be an Eligible Employee by reason of his death prior to the seventh anniversary of the relevant Date of Grant, the Option may be exercised by his personal representatives within twelve months of the date of death but shall lapse to the extent that it has not been exercised at the end of such period.

5.3 For the purposes of these rules (and subject as below), where an Option holder ceases to be an Eligible Employee because his employment is terminated by his employer without notice or where he terminates his employment without notice, his employment shall be deemed to cease on the date on which the termination takes effect or, if earlier, the date of giving such notice. If the Option holder's employment is terminated by the Option holder or by his employer with notice his employment shall be deemed to cease on the date when such notice expires.


6.       EXERCISE OF OPTIONS - GENERAL

6.1 The Directors may determine in respect of each Option that prior to dates specified by the Directors the Option may not be exercised in full but may only prior to such dates be exercised as to specified proportions of the Shares comprised therein.

6.2 Subject to rule 6.1 an Option which has not lapsed may be exercised in whole or part

         6.2.1 at any time during the period following the Date of Grant of an Option and finishing on the day preceding the seventh anniversary of its Date of Grant;

         6.2.2    within twelve  months of the death of an Option holder.

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6.3      In no circumstances may an Option be exercised on  or  after the seventh anniversary of its Date of Grant.

6.4 Any reference (however expressed) to the exercise of an Option or an entitlement to exercise an Option shall be construed as exercise or entitlement to exercise (as the case may be) subject to the terms of the Option (including without limitation any requirement to satisfy an objective condition prior to exercise and any limit on entitlement at the date in question imposed pursuant to rule 6.1 save to the extent such requirement or limit has been waived by means of a resolution of the Directors pursuant to rule 9.1, 9.2, 9.4 or 9.5).


7.       MANNER OF EXERCISE OF OPTIONS

7.1 An Option shall be exercised by the Option holder (or the Option holder's personal representatives) giving notice in writing (in such form as the Directors may from time to time determine) to the Company stating that the Option is thereby exercised and the number of Shares in respect of which it is exercised. Such notice shall be accompanied by the relevant Option certificate and the Exercise price of the Shares in respect of which the Option is exercised. The Company shall, within 30 days after receipt by the Directors of such notice, Option certificate and payment, unless prohibited by any enactment or regulation for the time being in force, either (i) allot and issue, fully paid, the Shares or (ii) procure the issue and allotment, or transfer of the Shares in respect of which the Option has been exercised into the name of the Option holder provided that, with respect to all Options for which notices of exercise are received by the Company on or after the Drag Along Date, no such allotment or transfer shall take place until the Qualifying Offer has either become unconditional, lapsed, or failed to become unconditional prior to 01 July 2001.

7.2 Shares allocated on the exercise of an Option shall rank pari passu in all respects with the other issued Shares of the same class except that they will not rank for any dividend or other distribution of the Company made by reference to a record date prior to the date of exercise.

7.3 When an Option is exercised only in part the balance shall remain exercisable on the same terms as originally applied to the original Option and a new Option certificate shall be issued in accordance with rule 2.7 in respect of the balance as soon as practicable after the partial exercise.


8.       REORGANISATION OF SHARE CAPITAL

8.1 In the event of any reorganisation of ordinary share capital (as defined in rule 8.2) the Directors may make such adjustment as they consider appropriate with regard to:-

         8.1.1 the maximum number or amount of Shares subject to any Option; and/or

         8.1.2    the Exercise price of any Shares subject to any Option;

                                            PROVIDED THAT
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         8.1.3    any such adjustment has been confirmed in writing by the
                  Auditors to be in their opinion fair and reasonable and has been agreed to in writing by Parent; and

         8.1.4 the aggregate Exercise price payable by an Option holder on the exercise of all Option holder Options is not increased; and

         8.1.5 the amount payable to subscribe for any Share subject to any Option shall not be reduced below its nominal value; and

         8.1.6 the Directors shall give notice in writing to each Option holder affected thereby of any adjustment made pursuant to this rule 8 and may at their discretion deliver to him a revised Option certificate in respect of his Option or an addendum to his Option certificate; and

8.2 For the purpose of rule 8.1, a reorganisation of ordinary share capital means any capitalisation issue or rights issue or any consolidation, subdivision or reduction of capital.


9.       CHANGE OF CONTROL ETC

9.1      If as a result of a general offer to shareholders in the Company
         (or any of them) any company obtains control of the Company, the Directors shall as soon as reasonably practicable notify every Option holder. The entitlement of Option holders to exercise their Options shall not be altered (save as may be provided elsewhere under these Rules) unless the Directors shall resolve within the period commencing six months prior to the date on which any company obtains control of the Company and ending three months thereafter that:

         9.1.1 all Options shall lapse on a date to be specified by the Directors; and/or

         9.1.2 any or all of the conditions to which exercise is subject are to be waived; and/or

         9.1.3 any limits on exercisability imposed pursuant to rule 6.1 are to be waived.

         If the Directors so resolve, the Directors shall as soon as reasonably practicable notify every Option holder of such resolution PROVIDED ALWAYS that no Option shall lapse and cease to be exercisable by virtue of this rule 9.1 until the later of (a) the date on which any company obtains control of the Company and (b) one month after the date on which the notification is despatched to Option holders in accordance with this rule 9.1.

9.2      If any person:

                  (a) either alone or together with any person acting in concert with him has obtained control of the Company as a result of a general offer to shareholders in the Company (or any of them) or otherwise; or

                  (b) having such control makes a general offer to acquire the whole of the issued share capital of the company (other than that which is already owned by him and whether or not excluding that which is already owned by any person acting in concert with him)

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         the Directors shall as soon as reasonably practicable notify every
         Option holder. The entitlement of Option holders to exercise their Options shall not be altered (save as may be provided elsewhere under these Rules) unless the Directors shall resolve within the period commencing six months prior to the date on which such person obtains control of the Company or (as the case may be) makes such a general offer and ending three months thereafter that:

         9.2.1 all Options shall lapse on a date to be specified by the Directors; and/or

         9.2.2 any or all of the conditions to which exercise is subject are to be waived; and/or

         9.2.3 any limits on exercisability imposed pursuant to rule 6.1 are to be waived.

         If the Directors so resolve, the Directors shall as soon as reasonably practicable notify every Option holder of such resolution PROVIDED ALWAYS that no Option shall lapse and cease to be exercisable by virtue of this rule 9.2 until the later of (a) the date on which any person obtains control of the Company or (as the case may be) makes such a general offer and (b) one month after the date on which the notification is despatched to Option holders in accordance with this rule 9.2.

9.3 If at any time before an Option has lapsed any person becomes entitled or bound to acquire shares in the Company under sections 428 to 430F (inclusive) of the Companies Act 1985 the Directors shall as soon as reasonably practicable notify every Option holder and each Option shall (subject to the provisions of these Rules) be exercisable at any time when that person remains so entitled or bound and upon the expiration of that period to the extent that the Option is not then exercised it shall lapse and cease to be exercisable.

9.4 If at any time any or all of the issued share capital of the Company shall be:

         9.4.1 admitted to trading on the Alternative Investment Market of the London Stock Exchange or any market which is a successor thereto;

         9.4.2 traded under Rule 26 of the Stock Exchange Yellow Book or admitted to the Daily Official List of the London Stock Exchange; or

         9.4.3 traded on any other recognised investment exchange (as defined by the Financial Services Act 1986) including without limitation NASDAQ and EASDAQ,

         the entitlement of Option holders to exercise their Options shall not be altered (save as may be provided elsewhere under these Rules) unless the Directors shall resolve in the period commencing six months prior to the date on which the shares are first admitted to trading, traded or admitted to the Daily Official List (as the case may be) and ending three months after such date that:

         9.2.1 all Options shall lapse on a date to be specified by the Directors; and/or

         9.2.2 any or all of the conditions to which exercise is subject are to be waived; and/or

         9.2.3 any limits on exercisability imposed pursuant to rule 6.1 are to be waived.

         If the Directors so resolve, the Directors shall as soon as reasonably practicable notify every Option holder of such resolution PROVIDED ALWAYS that no Option shall lapse

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         and cease to be exercisable by virtue of this rule 9.4 until the later of (a) the date on which the shares are first admitted to trading, traded or admitted to the Daily Official List (as the case may be) and
         (b) one month after the date on which the notification is despatched to Option holders in accordance with this rule 9.4.

9.5 If the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a plan for the reconstruction of the Company or its amalgamation pursuant to section 425 of the Companies Act 1985 the Directors shall as soon as reasonably practicable notify ever y Option holder and after a period of six months commencing on the date on which he court sanctions the compromise or arrangement each Option shall cease to be exercisable and shall lapse PROVIDED ALWAYS that the Directors may resolve within the period commencing six months prior to the date on which the court sanctions the scheme or arrangement and ending three months after such date that:

         9.5.1 all Options shall lapse on a date to be specified by the Directors; and/or

         9.5.2 any or all of the conditions to which exercise is subject are to be waived; and/or

         9.5.3 any limits on exercisability imposed pursuant to rule 6.1 are to be waived.

         If the Directors so resolve, the Directors shall as soon as reasonably practicable notify every Option holder of such resolution PROVIDED ALWAYS that no Option shall lapse and cease to be exercisable by virtue of this rule 9.5 until the later of (a) the date on which the court sanctions the scheme or arrangement and (b) one month after the notification is despatched to Option holders in accordance with this rule 9.5.

9.6 In the event of notice being given to holders of Shares of a resolution for the voluntary winding-up of the Company, the Directors shall as soon as reasonably practicable notify every Option holder and all Options shall immediately lapse and cease to be exercisable upon the commencement of the winding-up of the Company.



10.      ADMINISTRATION AND AMENDMENT

10.1 The Scheme shall be administered under the direction of the Directors who may at any time and from time to time by resolution amend the rules in any respect.

10.2 In any matter in which they are required to act hereunder the Auditors shall be deemed to be acting as experts and not as arbitrators and their decision shall be final and binding.

10.3     The cost of the implementation and operation of the Scheme
         (including but not limited to the costs relating to the issue of Shares upon the exercise of Options) shall be borne by the Company.

10.4 All notices under the Scheme shall be in writing and, if to the Company, shall be delivered to the Company or sent by pre-paid first-class post to the Secretary at its registered office for the time being or such other place as the Company may notify from time to time, and, if to an Option holder, shall be delivered personally or sent by first-class pre-paid post to the Option holder at his risk at the address which he shall give to the Company for this purpose, or, failing any such address, his last-known place of

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         abode and shall be deemed to have served upon delivery if delivered, or at the expiration of twenty four hours after posting, if posted, as aforesaid. No notice to the Company shall take effect unless the same shall have been actually received by the Company.

10.5 The Company shall send to Option holders, who are not otherwise to receive the same, copies of all documents required by law to be sent to the holders of Shares.

10.6 The Company shall at all times keep available sufficient authorised but unissued ordinary shares or shall procure the acquisition or availability for issue of sufficient shares for the purposes of the Scheme to satisfy the exercise in full of all Options for the time being capable of being exercised.

10.7 In the event of any dispute or disagreement as to the interpretation of the Scheme or of any regulation or procedure or as to any question or right arising from or related to the Scheme, such matter shall be resolved in, dealt with or provided for in such manner as the Directors in their absolute discretion think fit and the decision of the Directors shall (except as regards any matter required to be determined by the Auditors hereunder) be final and binding upon all persons.

10.8 The Directors may at any time (without prejudice to the rights of Option holders under subsisting Options) suspend or terminate the operation of this Scheme.

10.9     The Scheme shall be governed by English Law.

10.10 If an allotment of Shares is made to satisfy an exercise of an Option at a time when Shares are admitted to listing on a stock exchange, the Company shall apply, or procure the application, for admission for such allotted Shares to listing on such stock exchange, provided that where such shares are shares in the capital of Parent, Parent may require (in its absolute discretion) that such application for admission be made on such date as Parent determines, being a date no later than the date 12 months after the date of allotment of such shares.



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